                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG


                        PVC CONTAINER CORPORATION, BUYER

                                      -AND-

                       DONALD J. SYKES, SUZANNE K. SYKES,
                       KATHRYN F. SYKES, JEFFREY J. SYKES,
         BROOKS READ, TRUSTEE AND SYKES FAMILY INVESTMENTS, LP, SELLERS

                                       AND

                             MARPAC INDUSTRIES, INC.

                                      AS OF




                                SEPTEMBER 3, 1998

                                TABLE OF CONTENTS

                                                                                                                       Page


ARTICLE I                    SALE AND PURCHASE; CLOSING................................................................   -2-
         SECTION 1.1         Purchase and Sale of Shares...............................................................   -2-
                             ---------------------------
         SECTION 1.2         Purchase Price............................................................................   -2-
                             --------------
         SECTION 1.3         Closing...................................................................................   -3-
                             -------

ARTICLE II                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                   SELLERS.............................................................................   -3-
         SECTION 2.1         Status of the Shares......................................................................   -4-
                             --------------------
         SECTION 2.2         Title to the Shares.......................................................................   -4-
                             -------------------
         SECTION 2.3         Authority Relative to this Agreement......................................................   -4-
                             ------------------------------------
         SECTION 2.4         No Conflicts; Consents....................................................................   -4-
                             ----------------------
         SECTION 2.5         Corporate Existence and Power.............................................................   -5-
                             -----------------------------
         SECTION 2.6         Charter Documents and Corporate Records...................................................   -5-
                             ---------------------------------------
         SECTION 2.7         Financial Information.....................................................................   -5-
                             ---------------------
         SECTION 2.8         Liabilities...............................................................................   -6-
                             -----------
         SECTION 2.9         Company Receivables.......................................................................   -6-
                             -------------------
         SECTION 2.10              Inventories.........................................................................   -7-
                                   -----------
         SECTION 2.11              Absence of Certain Changes..........................................................   -7-
                                   --------------------------
         SECTION 2.12              Properties..........................................................................   -8-
                                   ----------
         SECTION 2.13              Contracts...........................................................................   -9-
                                   ---------
         SECTION 2.14              Intellectual Property...............................................................  -10-
                                   ---------------------
         SECTION 2.15              Claims and Proceedings..............................................................  -11-
                                   ----------------------
         SECTION 2.16              Taxes...............................................................................  -11-
                                   -----
         SECTION 2.17              Employee Benefits Plans.............................................................  -13-
                                   -----------------------
         SECTION 2.18              Employee-Related Matters............................................................  -15-
                                   ------------------------
         SECTION 2.19              Insurance...........................................................................  -16-
                                   ---------
         SECTION 2.20              Compliance with Laws................................................................  -17-
                                   --------------------
         SECTION 2.21              Permits.............................................................................  -17-
                                   -------
         SECTION 2.22              Environmental Matters...............................................................  -17-
                                   ---------------------
         SECTION 2.23              Finders; Fees.......................................................................  -18-
                                   -------------
         SECTION 2.24              Depositaries; Powers of Attorney, etc...............................................  -18-
                                   --------------------------------------
         SECTION 2.25              Year 2000...........................................................................  -18-
                                   ---------
         SECTION 2.26              Disclosure..........................................................................  -18-
                                   ----------

ARTICLE III                  REPRESENTATIONS AND WARRANTIES OF BUYER...................................................  -18-
         SECTION 3.1         Authority Relative to This Agreement......................................................  -18-
                             ------------------------------------
         SECTION 3.2         No Conflicts; Consents....................................................................  -19-
                             ----------------------
         SECTION 3.3         Corporate Existence and Power.............................................................  -19-
                             -----------------------------
         SECTION 3.4         Finders; Fees.............................................................................  -19-
                             -------------

ARTICLE IV                   COVENANTS AND AGREEMENTS..................................................................  -19-
         SECTION 4.1         Filings and Authorizations................................................................  -19-
                             --------------------------
         SECTION 4.2         Efforts to Consummate.....................................................................  -20-
                             ---------------------
         SECTION 4.3         Notices of Certain Events.................................................................  -20-
                             -------------------------


         SECTION 4.4         Public Announcements......................................................................  -20-
                             --------------------
         SECTION 4.5         Expenses..................................................................................  -20-
                             --------
         SECTION 4.6         Tax Matters...............................................................................  -21-
                             -----------
         SECTION 4.7         Certain Renewals..........................................................................  -21-
                             ----------------
         SECTION 4.8         Covenant Not-to-Compete...................................................................  -22-
                             -----------------------
         SECTION 4.9         Return of Products of Company.............................................................  -23-
                             -----------------------------

ARTICLE V                    CONDITIONS TO CLOSING.....................................................................  -23-
         SECTION 5.1         Conditions to the Obligations of the Parties..............................................  -23-
                             --------------------------------------------
         SECTION 5.2         Conditions to the Obligations of Sellers..................................................  -23-
                             ----------------------------------------
         SECTION 5.3         Conditions to the Obligations of Buyer....................................................  -24-
                             --------------------------------------

ARTICLE VI                   INDEMNIFICATION...........................................................................  -27-
         SECTION 6.1         Survival of Representations and Warranties................................................  -27-
                             ------------------------------------------
         SECTION 6.2         Obligation of the Sykes to Indemnify......................................................  -27-
                             ------------------------------------
         SECTION 6.3         Obligation of Buyer to Indemnify..........................................................  -28-
                             --------------------------------
         SECTION 6.4         Notice and Opportunity to Defend Third Party Claims.......................................  -28-
                             ---------------------------------------------------
         SECTION 6.5         Limits on Indemnification.................................................................  -29-
                             -------------------------
         SECTION 6.6         Adjustment................................................................................  -29-
                             ----------
         SECTION 6.7         Exclusive Remedy..........................................................................  -29-
                             ----------------

ARTICLE VII                  MISCELLANEOUS.............................................................................  -30-
         SECTION 7.1         Notices...................................................................................  -30-
                             -------
         SECTION 7.2         Entire Agreement..........................................................................  -31-
                             ----------------
         SECTION 7.3         Waivers and Amendments; Non-Contractual Remedies; Preservation of
                             Remedies..................................................................................  -31-
                             --------
         SECTION 7.4         Governing Law.............................................................................  -32-
                             -------------
         SECTION 7.5         Binding Effect; No Assignment.............................................................  -32-
                             -----------------------------
         SECTION 7.6         Exhibits..................................................................................  -32-
                             --------
         SECTION 7.7         Severability..............................................................................  -32-
                             ------------
         SECTION 7.8         Counterparts..............................................................................  -32-
                             ------------
         SECTION 7.9         Third Parties.............................................................................  -32-
                             -------------
         SECTION 7.10              Further Assurances..................................................................  -32-
                                   ------------------
         SECTION 7.11              Confidentiality.....................................................................  -33-
                                   ---------------

ARTICLE VIII                 DEFINITIONS...............................................................................  -33-
         SECTION 8.1         Definitions...............................................................................  -33-
                             -----------
         SECTION 8.2         Interpretation............................................................................  -38-

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of September 3, 1998, by and among PVC Container Corporation, a Delaware corporation ("Buyer"), Marpac Industries, Inc., a New York corporation (the "Company"), Donald J. Sykes and Suzanne K. Sykes (the "Sykes"), Kathryn F. Sykes, Jeffrey J. Sykes, Brooks Read, Trustee and Sykes Family Investments LP, the Sykes, Kathryn F. Sykes, Jeffrey J. Sykes, Brooks Read, Trustee and Sykes Family Investments, LP are sometimes hereinafter referred to collectively as the "Sellers") and individually as a "Seller").


                              W I T N E S S E T H:


         WHEREAS, each Seller owns (beneficially and of record) the number of shares of Common Stock, without par value of the Company (the "Common Stock"), set forth on Exhibit A next to the name of such Seller under the caption "Total Number of Shares" (collectively, the "Shares"), which Shares constitute all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, each Seller desires to sell and Buyer desires to purchase all of the Shares owned by each such Seller on the terms and conditions set forth herein; and

         WHEREAS, the Sykes desire to sell and Buyer desires to purchase certain of the rights in and to certain of the real property(and interests therein) owned by Sykes - Ulster LLC and all of the rights in and to the real property (and interests therein) owned by Sykes - KNY LLC (hereinafter collectively referred to as the "LLC's") which LLC's are owned and controlled by the Sykes and situated in Kingston, New York together with all buildings and improvements thereon and including an adjacent 2.3 acres free and clear of all liens, charges, mortgages and encumbrances except as may be shown in a policy of title insurance to be issued to the Buyer at the Closing pursuant to a bargain and sale deed as provided herein and as more particularly described in Exhibit B annexed hereto (the "Kingston Facility"). In addition the Buyer will acquire the facility located in Ardmore, Oklahoma and which is owned by the Subsidiary of the Company ("Ardmore Facility") through its acquisition of the Shares free and clear of all liens, charges, mortgages and encumbrances (other than Permitted Liens) except as may be shown in a policy of title insurance to be issued to or for the benefit of the Buyer at the Closing.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE; CLOSING

                  SECTION 1.1 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), each Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from each Seller, the Shares of each such Seller as described in Exhibit A annexed hereto.

                  SECTION 1.2 Purchase Price. (a) Subject to any adjustment provided for herein and in Section 4.5 hereof, the aggregate purchase price for the Shares and the Kingston Facility shall be Twelve Million Dollars ($12,000,000) (as so adjusted, the "Purchase Price").

                  (b) The Purchase Price is payable as follows:

                      (i) at the Closing, Buyer shall pay (i) to each of the Sellers that portion of the Purchase Price as adjusted and as set forth in Exhibit A allocated to the Shares and (ii) that portion of the Purchase Price as adjusted allocated to the purchase of the Kingston Facility to each of the LLC's, its respective portion thereof as set forth on Schedule 1.2(b)(iv) annexed hereto, by wire transfer of immediately available funds in U.S. Dollars in accordance with the wire instructions given to the Buyer prior to the transfer;

                      (ii) at the Closing and as of the date of Closing ("Closing Date"), the Buyer will, on behalf of the Company and the Subsidiary
(a) pay, satisfy, discharge or assume, on terms acceptable to the Buyer, all or part of unpaid obligations of the Company to institutional lenders to the Company as set forth in Schedule 1.2(b) (ii) annexed hereto ("Company Debt") or
(b) assume such part of the Company Debt not paid, satisfied, discharged or assumed by the Buyer pursuant to (a) hereof and use its best efforts to obtain from such lenders releases of personal guarantees made by the Sykes of such assumed Company Debt. In the event releases of the Sykes' personal guarantees are not obtained, the Buyer will execute and deliver to the Sykes at the Closing a guarantee and indemnity agreement in the form annexed hereto on Schedule 1.2(b)(ii)(A) mutually acceptable to the Buyer and the Sykes providing that the Buyer assumes the Company Debt, guarantees the payment thereof and indemnifies and holds the Sykes safe and harmless from any personal guarantees, liabilities and obligations, costs and expenses, including interest, penalties and reasonable attorneys fees and expenses, arising out of the Company Debt and guarantees given by the Sykes in connection therewith.

                      (iii) at the Closing, the Buyer shall pay to the Sellers an amount equal to the Purchase Price as adjusted minus the aggregate amount of Company Debt on the date of the Closing as set forth in Schedule 1.2(b) (ii) annexed, any prepayment penalties actually paid by Buyer at Closing with respect to Company Debt as of the Closing Date and any prepayment penalties paid within six months after the Closing Date which shall be deducted from and paid out of the Escrow Funds ("Net Proceeds"); and

                      (iv) the allocation of the Purchase Price as adjusted among the Shares and the Kingston Facility shall be made as set forth in
Schedule 1.2(b)(iv) annexed hereto and each of the parties shall make all appropriate tax and other filings on a basis consistent with such allocation. The parties shall exchange drafts of any information required by
Section 1060 of the Internal Revenue Code of 1986 as amended (the "Code") and all similar state statutes, ten (10) days prior to filing any such return.

                      (c) On or prior to the Closing Date, Buyer, Sykes and an escrow agent selected by Buyer and Sellers ("Escrow Agent") will execute and deliver an escrow agreement ("Escrow Agreement") substantially in the form of Exhibit C hereto pursuant to which Buyer will deliver to Escrow Agent an amount (the "Escrow Funds") out of the Purchase Price payable to Sykes equal to $600,000 (the "Indemnification Funds"), which amount will provide a fund for a period of 18 months following the Closing for the payment of any Losses for which Buyer may be entitled to indemnification as and to the extent provided in
Article VI. The Fees and expenses of the Escrow Agent shall be shared equally by the Buyer and the Sykes.

                      (d) Certain assets of the Company shall be excluded from the acquisition of the Shares without adjustment of the Purchase Price as set forth in Schedule 1.2(d) annexed hereto.

                  SECTION 1.3 Closing. (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares and the Kingston Facility contemplated hereby (the "Closing") shall take place simultaneously with the execution by the parties of this Agreement at 10:00 a.m., local time, at the offices of Baer Marks & Upham LLP, 805 Third Avenue, 20th floor, New York, New York 100122, on September 3, 1998, or at such other place and time as the parties may mutually agree (the "Closing Date") and if on such date the conditions specified in Article V shall not have been satisfied or waived (other than conditions requiring the delivery of the Purchase Price as adjusted, certificates representing the Shares and a bargain and sale deed to the Kingston Facility).

                      (b) At the Closing the Buyer will deliver to the Sellers the Purchase Price as adjusted and allocated to the Sellers as consideration for the Shares and to the LLC's as adjusted as consideration for the Kingston Facility and the Sellers will deliver to the Buyer the Shares in good negotiable form, and the LLC's will deliver a bargain and sale deed for the Kingston Facility and the Sellers will deliver as part of the consideration for the Shares a stock certificate representing all of the issued and outstanding shares of capital stock of the Subsidiary of the Company, in the name of the Company, or such other documents reasonably satisfactory to the Buyer evidencing the ownership of such shares by the Company, subject to such security interests therein as shall have been disclosed herein to the Buyer, and the Buyer and the Sellers will deliver to each other the documents referred to in the Article V of this Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND SELLERS

                      The Sykes, jointly and severally, represent and warrant to Buyer that as of the Closing:

                  SECTION 2.1 Status of the Shares. The authorized and outstanding shares of Common Stock (which is the only class of capital stock of the Company outstanding) is as set forth on Schedule 2.1. Other than the Shares, at the Closing, the Company will not have outstanding any rights, warrants or options to acquire securities of the Company or any convertible or exchangeable securities and, other than pursuant to this Agreement, no person will have any right to acquire any securities of the Company. All of the Shares have been duly authorized and duly and validly issued and are fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or other contractual or legal restrictions of any kind.

                  SECTION 2.2 Title to the Shares. Each Seller owns and holds good and marketable title to its Shares free and clear of any Lien of any kind. Upon consummation of the Contemplated Transactions (as hereinafter defined) in accordance herewith, Buyer will own all of the issued and outstanding shares of capital stock of the Company.

                  SECTION 2.3 Authority Relative to this Agreement. The Company and each Seller have full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which the Company and such Seller is a party have been duly and validly authorized by the Company or such Seller and no other proceedings on the part of the Company or such Seller (or any other person) are necessary to authorize the execution and delivery by the Company or such Seller of this Agreement or the consummation of the Contemplated Transactions to which the Company or such Seller is a party. When this Agreement and the other Transaction Documents to which the Company or such Seller is a party have been duly and validly executed and delivered by the Company or such Seller, and (assuming the valid execution and delivery thereof by the other parties thereto) they will constitute the legal, valid and binding agreements of the Company and such Seller enforceable against the Company and such Seller in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

                  SECTION 2.4 No Conflicts; Consents. The execution, delivery and performance by the Company and each Seller of this Agreement and each other Transaction Document to which they are a party, the consummation of the Contemplated Transactions to which the Company or each Seller is a party or the contemplated change of control of the stock ownership of the Company, will not
(i) violate any provision of the certificate of incorporation or by-laws or comparable instruments of the Company or the Subsidiary; (ii) require Sellers, the Company or the Subsidiary to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.4 (the "Sellers Required Consents"); (iii) if Sellers Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on Schedule 2.13 to which any Seller, the Company or the Subsidiary is a party or by which any of them or any of their Assets may be bound or subject, or result in the creation of any Lien upon the Shares or upon any of the Assets of the Company or the Subsidiary pursuant to the terms of any such Contract; (iv) if Sellers

Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, any Seller, the Company or the Subsidiary or upon their respective Assets or the Business; or (v) if Sellers Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

                  SECTION 2.5 Corporate Existence and Power. (a) The Company and the Subsidiary are each corporations duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and have all requisite powers and all material Permits required to carry on the Business as now conducted. The Company and its Subsidiary are each duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect upon the Company or the Subsidiary or affect the validity of any contracts or the obligation to file tax returns. Schedule 2.5 sets forth the name of each Subsidiary, its jurisdiction of incorporation or other organization, each jurisdiction in which it is duly qualified to do business as a foreign corporation, the authorized capital stock or other ownership interests of, and the securities issued by, each Subsidiary. Except as described on Schedule 2.5, the Company does not directly or indirectly own any interest or investment in any other person.

                      (b) All of the outstanding capital stock or other ownership interests of the Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) except as set forth in Schedule 2.5(b) annexed hereto. All of the outstanding capital stock or other ownership interests of each Subsidiary is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind. The Subsidiary does not have outstanding any rights, warrants or options to acquire securities of another Subsidiary or any convertible or exchangeable securities and no person has any right to acquire any securities of the Subsidiary.

                  SECTION 2.6 Charter Documents and Corporate Records. The Company and Sellers have heretofore delivered to Buyer true and complete copies of the articles of organization, by-laws and minute books, or comparable instruments, of the Company and of the Subsidiary as in effect on the date hereof. The stock and transfer books of the Company and the Subsidiary have been made available to Buyer for its inspection and are true and complete.

                  SECTION 2.7 Financial Information. (a) The Company and Sellers have previously furnished to Buyer true and complete copies of (i) the Company's consolidated financial statements at and for the twelve-month periods ended February 28, 1998, March 1, 1997, March 2, 1996, February 28, 1995, February 26, 1994 and February 27, 1993 (the "Annual Statements") and (ii) the Company's unaudited consolidated internally prepared financial statements at and for the four month period ended June 27, 1998 (the "Interim Statements"). The Annual Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto and were audited by Ernst & Young LLP ("E&Y") (without qualification in the report thereof). Each delivered financial statement presents fairly the consolidated financial position of the Company and its Subsidiary as of its date, and its consolidated earnings, changes in stockholders' equity and cash flow for the periods then ended. Except for the Interim Statements, each delivered balance sheet fully sets forth all consolidated Assets and Liabilities of the Company and its Subsidiary existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings sets forth the items of consolidated income and expense of the Company and its Subsidiary which should appear therein under GAAP, except that the Interim Statements do not contain all of the disclosures required by GAAP but have been prepared in a manner consistent with the Annual Statements and present fairly management of the Company's estimate of the financial position of the Company as of the date of the Interim Statements.

                      (b) All financial, business and accounting books, ledgers, accounts and official and other records relating to the Company and its Subsidiary have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

                  SECTION 2.8 Liabilities. Except as and to the extent reflected in the audited consolidated balance sheet of the Company and its Subsidiary ("the Latest Balance Sheet") at February 28, 1998 ("the Latest Balance Sheet Date") referred to in Section 2.7 or except as and to the extent there is no material adverse effect on the Company, the Business or the Subsidiary, the Company and its Subsidiary did not have, as of the Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business); and except as described in Schedule 2.8 hereto, neither the Company nor its Subsidiary has incurred any Liabilities since the Latest Balance Sheet Date except (i) current Liabilities for trade or business obligations such as trade payables to suppliers, accrued expenses and deferred tax liabilities all incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (ii) Liabilities reflected on any balance sheet included in the Interim Statements, (iii) Liabilities or obligations of continued performance under Contracts and other commitments entered into in the ordinary course of the Business, and (iv) Liabilities incurred since the date of the Interim Statements in the ordinary course of business and consistent with past practices including, but not limited to, liabilities incurred in connection with this transaction.
Schedule 2.8 shall also set forth a listing and aging of accounts payable of the Company and Subsidiary as of August 29, 1998 and such Schedule shall be updated as of the Closing Date. As of the Closing Date, there will exist no Company Debt, other than the Company Debt to be paid by Buyer pursuant to Section 1.2(b(ii)-(iii) and Schedule 1.2(b)(ii) annexed, and there will exist no notes receivable to the Company from officers/shareholders of the Company. Other than Company Debt which is to be paid by the Buyer pursuant to Section 1.2(b)(ii-iii) or which the Buyer is assuming and which will result in an adjustment of the Purchase Price, the Company and its Subsidiary will not be obligated for any liabilities on the Closing Date other than those incurred in the ordinary course of Business or as otherwise provided for in this Agreement including without limitation tax accruals.

                  SECTION 2.9 Company Receivables. Except to the extent of the amount of the reserve for doubtful accounts reflected in the Latest Balance Sheet or as set forth in Schedule 2.9, all the Receivables of the Company and the Subsidiary reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables as have been collected since such date) are valid and enforceable claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. Except as referred to in Schedule 2.9 annexed hereto, the Receivables are not subject to any valid defense, offsets, returns, allowances or credits of any kind. Except for Receivables or as set forth in Schedule 2.9, neither the Company nor the Subsidiary has made any loan or advance to any person. Schedule
2.9 shall also set forth a
description of aged accounts receivable and any bill and hold items of the Company and Subsidiary as of August 29, 1998 and such Schedule shall be updated as of the Closing Date.

                  SECTION 2.10 Inventories. Except as and to the extent there is no material adverse effect on the Company, the Business or the Subsidiary,
Schedule 2.10 sets forth a true and complete list of Inventory by category and location as of June 27, 1998 and all Inventories described herein and in
Schedule 2.10 shall be, as of the Closing Date, useable and saleable in the ordinary course of the Business. All Inventory disposed of by Seller since June 27, 1998 has been disposed of only in the ordinary course of the Business consistent with past practice. The Inventory does not include any materials held by Company and its Subsidiary on consignment from third parties.

                  SECTION 2.11 Absence of Certain Changes. (a) Since the Latest Balance Sheet Date, except as set forth in this Agreement or disclosed in
Schedule 2.11 or reflected in the Interim Statements, there has not been nor are the Sellers aware of:

                      (i) Any material adverse change in the Condition of the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change except as may have been caused by or resulted from any domestic or international event, act or occurrence resulting in a material disruption of the security markets and the general market conditions and economy of the United States;

                      (ii) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice);

                      (iii) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or assets of the Company except with respect to those assets as set forth in
Schedule 1.2(d) annexed hereto;

                      (iv) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Assets of the Company or the Subsidiary to the extent material to the Company or the Subsidiary;

                      (v) Any change in any method of accounting or accounting practice by the Company or the Subsidiary;

                      (vi) Any increase in the compensation payable or to become payable to any officer, stockholder, director, consultant, agent or full-time employee of the Company or the Subsidiary, or any alteration in the benefits payable to any thereof;

                      (vii) Any material adverse change in the relationships of the Company and the Subsidiary with its customers including without limitation the Xerox Corporation, suppliers and vendors and which could have a material adverse effect on the Business;

                      (viii) Except for any changes made in the ordinary course of Business, any material change in any of the Company's or the Subsidiary's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies; or

                      (ix) Except in the ordinary course of the Business or as the result of any prepayment of Company Debt by the Company, or as otherwise provided for or contemplated by this Agreement or as disclosed in Schedule 2.11, consistent with past practice, any payment, directly or indirectly, of any Liability before the same became due in accordance with its terms.

                      (b) Except as set forth on Schedule 2.11, and which does not have a material adverse effect on the Business, neither the Company nor any Subsidiary has any Liability that is past due on the date hereof.

                      (c) Since the dates set forth above in (a) of this Section 2.11, the Company and the Subsidiary have (except for any transactions contemplated by this Agreement, the Schedules annexed hereto and for the payment of Company Debt) after first obtaining the prior written consent of the Buyer:

                      (i) conducted their operations according to the ordinary and usual course of the Business consistent with past practice, preserved intact their present business organization and structure, used reasonable efforts to keep available the services of their present officers, agents and full-time employees, used reasonable efforts to preserve and maintain their Assets and the good will of the Business and used reasonable efforts to preserve their relationships with customers and suppliers, and others having business dealings with them;

                      (ii) maintained in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Real Property, all their material structures, equipment, and other tangible property in their present repair, order and condition, subject to ordinary wear and tear;

                      (iii) not incurred any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto), nor enter into any Contract of a type required to be included in any Schedule annexed hereto;

                      (iv) not incurred any Company Debt;

                      (v) not undertaken (nor permitted to be undertaken) any of the actions specified in Section 2.11;

                      (vi) not paid, discharged or satisfied any material Claim or Liability other than the payment, discharge or satisfaction in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of Business, consistent with past practice; or

                      (vii) has not renewed, amended, extended or terminated or waived any material right under or failed to renew any Contract.

                  SECTION 2.12 Properties. (a) Exhibit B and Schedule 2.12(a) sets forth a complete list and description of all real property owned or leased by the Company and its Subsidiary (the "Real Property"). The LLC's have good, marketable and insurable fee simple (or leasehold) title to the Real Property, free and clear of all Liens and other title defects of any nature whatsoever, except real estate Taxes (general and specific) not yet due and payable, restrictions imposed by zoning ordinances, Liens with respect to Company Debt, or as disclosed on
Schedule 2.12(a) (collectively, the "Permitted Liens"). Schedule 2.12(a) also sets forth with respect to such Real Property a list of all title insurance policies, deeds, appraisal reports, surveys and environmental reports held or controlled by the Company, the Subsidiary or any Seller, copies of which have been provided to Buyer. To the best of Sellers' knowledge, except as set forth in Schedule 2.12(a), all structures and buildings of the Business do not contain any structural or other material defects that could interfere in any material respect with the operation of the Business and are located within applicable boundary lines. To the best of Sellers' knowledge, the Company, Subsidiary and Business are not in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law or any Order or Permit in respect of such Real Property, structures and buildings except as disclosed on Schedule 2.12(a) annexed hereto. Except as disclosed on Schedule 2.12(a), no person, other than the Company or the Subsidiary, has any right to occupy or possess any of the Real Property or any such structures or buildings.

                      (b) The Company and its Subsidiary have good and marketable title to (or valid leasehold interest in) all personal property used in the Business, free and clear of all Liens except as disclosed in Schedule 2.12(b). To the best of Sellers' knowledge, the machinery, equipment and other tangible personal property constituting a part of the Assets (whether owned or leased), have been well-maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted.
Schedule 2.12(b) contains a list and description of all (i) equipment and (ii) other tangible personal property of the Company or any Subsidiary with a book value (before depreciation) of $1,000 or more. Prior to the Closing, the Company shall acquire good and marketable title to all personal property used in the Business that, on the date hereof, is leased by the Company from Affiliates of the Company or any Seller except as disclosed on Schedule 2.12(b) annexed hereto.

                  SECTION 2.13 Contracts. (a) Schedule 2.13 sets forth an accurate and complete list of all Contracts to which the Company or the Subsidiary is a party or by which it or its Assets are bound or subject, except only for those with persons who are not Affiliates of either the Company or any Seller relating solely to the purchase or sale of property or services by the Company or the Subsidiary in the ordinary course of the Business which (i) require the Company or the Subsidiary to make or receive payments not in excess of $10,000 and (ii) have a remaining term of less than twelve months on the date of this Agreement or are terminable by the Company or the Subsidiary without penalty during such period. True and correct copies of all written Contracts listed on such Schedule and summaries of the material provisions of all oral Contracts so listed have been delivered to Buyer.

                      (b) All Contracts listed on Schedule 2.13 are valid, subsisting, in full force and effect and binding upon the Company or the Subsidiary, as the case may be, and, to the knowledge of the Company or Sellers, the other parties thereto in accordance with their terms. Except as set forth in
Schedule 2.13, each of the Company and the Subsidiary are not in default (or alleged default) under any such Contract in any material respect, nor, to the knowledge of the Company or Sellers, is any other party thereto in default thereunder in any material respect, nor does any condition exist that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) thereunder. To the knowledge of the Company or Sellers, none of the other parties to any such Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise except for the leases between the Company and the owners of Real Property including the Waldwick facility and except for any employment agreements of the Sykes and George O'Neil with the Company, all of which shall terminate effective as of the Closing Date. Since the Latest Balance Sheet Date, neither the Company nor the Subsidiary has waived any material right under any such Contract, materially amended or extended beyond June 27, 1998 any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract.

                  SECTION 2.14 Intellectual Property.

                      (a) Schedule 2.14 sets forth a complete and correct list of each United States and foreign (i) patent and patent application, indicating as to each, the country, the patent number (or application number), the patent title, the date filed, the date issued, and the expiry date; (ii) registered trademark, servicemark, or tradename and application therefor, indicating, as to each, the country, the mark, the registration number (or application number), the date issued, the date filed, and the expiry date, and material nonregistered trademark; (iii) copyright registration and copyright application indicating, as to each, the country, the title of the work, the date issued, and the copyright number, and material unregistered copyright; in each case owned in whole or in part by the Company, Subsidiary or Sellers and included within the Intellectual Property Rights. Company has good and marketable title in and to all such domestic and foreign patents, patent applications and copyright, trademark and servicemark registrations and applications free and clear of any liens other than (i) Permitted Liens and (ii) Liens disclosed in any Schedule hereto.

                      (b) To the best of the knowledge of the Sellers, the Company has the right and authority to use and enforce all of its Intellectual Property Rights and, the operation of the Business, the manufacture, use or sale of the products by the Company or the use of the Assets does not conflict with, infringe upon or violate any patent, trademark, copyright, trade secret or other proprietary, personal or other right of any other Person and no written claim has been made to that effect. There are no pending, or to Sellers knowledge, threatened administrative, judicial, arbitration or other adversary proceedings concerning the Intellectual Property Rights.

                      (c) The Intellectual Property Rights are not subject to any Liens, licenses or sublicenses in favor of third parties, except as set forth on Schedule 2.14. Such Schedule sets forth a complete and correct list of each of the Intellectual Property Rights license agreements to which Company is a party or by which it is bound (whether as the licensor or licensee) indicating, as to each, the parties (specifying which party is the licensor and which party is the licensee), the title of the agreement, the date executed, and the general subject matter. All of the software programs used by the Company in the conduct of the Business are subject to valid and effective license agreements between the Company and the licensors. The Sellers will not retain after the Closing any interest in any intellectual property related to the Business.

                      (d) The applications and registrations set forth on
Schedule 2.14 are subsisting in good standing, all maintenance fees have been paid, and no challenges thereto are pending before the applicable intellectual property registry. The Company is the current record owner of all registrations and applications set forth on Schedule 2.14, except as noted on such Schedule.

                      (e) To the best of Sellers' knowledge, the items of Intellectual Property Rights are valid and enforceable and there are no infringements of the Company's rights in and to the Intellectual Property Rights by any third party. Seller has not entered into any consent, indemnification, forbearance to sue or settlement agreement with any Person relating to any item of Intellectual Property Rights.

                  SECTION 2.15 Claims and Proceedings. Except as set forth on
Schedule 2.15, there are no outstanding Orders of any Governmental Body against or involving the Company, the Subsidiary or the Business. Except as set forth on
Schedule 2.15, there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or threatened on the date hereof, against or involving the Company, the Subsidiary or any of their respective Assets or the Business. Schedule 2.15 also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on
Schedule 2.15, to the best of the knowledge of the Company or Sellers, on the date hereof, there is no fact, event or circumstances that would give rise to any uninsured Claim. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on Schedule 2.15 have been timely and duly given and, except as set forth on Schedule 2.15, no insurance company has asserted that such Claim is not covered by the applicable policy relating to such Claim. There are no Claims pending or, to the knowledge of the Company or Sellers, threatened that would give rise to any right of indemnification on the part of any seller, director or officer of the Company or the Subsidiary or the heirs, executors or administrators of such seller, director or officer, against the Company or any of the Subsidiary.

                SECTION 2.16  Taxes.  (a)  Except as set forth in Schedule 2.16:

                      (i) the Company and its Subsidiary have timely filed all Tax Returns required to be filed by them for all taxable periods ending on or before the Closing or filed extensions of such tax returns and all such Tax Returns or extensions are true, correct and complete;

                      (ii) the Company and its Subsidiary have paid or, if payment is not yet due, will, on or before the Closing Date if due, pay to the appropriate Tax Authority or have established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Interim Statements for the payment of, all Taxes of the Company and its Subsidiary for all taxable periods ending on or before the Closing Date;

                      (iii) Except as provided in Schedule 2.16 annexed hereto, no extension of time has been requested or granted for the Company or its Subsidiary to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and neither the Company nor its Subsidiary have granted a power of attorney that remains outstanding with regard to any Tax matter;

                      (iv) neither the Company nor its Subsidiary has received notice of a determination by a Tax authority that Taxes are owed by the Company or any of its Subsidiaries (such determination to be referred to as a "Tax Deficiency") and, to the knowledge of the Company or Sellers, no Tax Deficiency is proposed or threatened;

                      (v) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

                      (vi) there are no Tax Liens on or pending against the Company, its Subsidiary or any of their properties;

                      (vii) there are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

                      (viii) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

                      (ix) there are no pending or, to the knowledge of the Company or Sellers, threatened Tax Audits of the Company or its Subsidiary;

                      (x) neither the Company nor its Subsidiary has ever been required to include in income any adjustment pursuant to section 481 of the Code or pursuant to a closing agreement as defined in section 7121 of the Code and no Tax Authority has ever made or proposed any such adjustment;

                      (xi) neither the Company nor its Subsidiary owns any property that is tax-exempt use property within the meaning of section 168(h) of the Code or that is described in section 168(f)(8) of the Internal Revenue Code as in effect prior to its amendment by the Tax Reform Act of 1986;

                      (xii) neither the Company nor its Subsidiary is a party to any arrangement to which section 280G of the Code could under any circumstances apply;

                      (xiii) neither the Company nor its Subsidiary has filed a consent pursuant to section 341(f) of the Code or agreed for section 341(f)(2) to apply to the disposition of any asset;

                      (xiv) neither the Company nor its Subsidiary is now or has ever been (a) an includable member of an "affiliated group" within the meaning of section 1504(a) of the Code other than an affiliated group consisting only of the Company and its Subsidiary, (b) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of the Company and its Subsidiary, (c) a party to an agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or tax losses of any other individual or entity, (d) a personal holding company as defined in section 542 of the Code, (e) the owner of an interest in an entity that is or is treated as a partnership, trust, regulated investment company as defined in section 851 of the Code, real estate investment trust as defined in section 856 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (f) a United States shareholder as defined in section 951(b) of the Code of a controlled foreign corporation as defined in section 957 of the Code or (g) a United States real property holding company within the meaning of section 897(c)(2) of the Code;

                      (xv) neither the Company nor its Subsidiary has any deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

                      (xvi) there are no transfer or other taxes imposed by the State of New York or Oklahoma on either the Company or Buyer by virtue of the Contemplated Transactions.

                      Each reference to a provision of the Code in this Section
2.16 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

                      (b) Schedule 2.16 contains (i) a schedule of the filing dates of all Tax Returns required to be filed by the Company or its Subsidiary,
(ii) a description of all past Tax Audits involving the Company or its Subsidiary, (iii) a list of all elections made by the Company or its Subsidiary relating to Taxes, (iv) a description of the accounting methods employed by the Company and its Subsidiary and any changes in such accounting methods that occurred during a year for which the statute of limitations remains open, (v) a schedule of the Company's and Subsidiary's tax basis in its assets and the annual depreciation deductions for such assets over their remaining tax recovery period, (vi) a schedule of the amortization period and annual amortization deductions for each item subject to amortization and a description of the asset or other item that is subject to amortization, (vii) a schedule of the tax basis of the Company in the stock of its Subsidiary, (viii) a schedule of the tax attributes of the Company and the Subsidiary (including but not limited to net operating and capital losses and investment and alternative minimum tax credits) shown on a separate entity basis, together with a description of all limitations to which such tax attributes are subject (e.g., Section 382 limitations or separate return limitation year restrictions) that can be carried forward to the Company's taxable year ending after February 28, 1998. Except as set forth in
Schedule 2.16, the Company and its Subsidiary have retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed and (ii) the defense of all Tax Audits involving taxable periods either ending on or during the six (6) years prior to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

                      (c) Except as set forth in Schedule 2.16 and except for sales Taxes which result from the consummation of the Contemplated Transactions, the Company and its Subsidiary have collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and have been furnished properly completed exemption certificates for all exempt transactions. The Company and its Subsidiary have maintained and have in their possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date.

                  SECTION 2.17 Employee Benefits Plans. (a) Except as set forth on Schedule 2.17, neither Sellers, the Company or its Subsidiary nor any Affiliate of Company or its Subsidiary, nor the Business, nor any portion of the Business (all of the above hereinafter individually and collectively called the "Entity"), nor any other company or entity which together with the Entity constitutes a member of the Entity's "controlled group" or "affiliated service group" (within the meaning of Sections 4001(a)(14) and/or (b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code (such group or groups hereinafter referred to individually and collectively as the "Group")), has at any time adopted or maintained, or has any present or future obligation to contribute to or make payment under (i) any employee benefit plan (as defined in Section 3(3) of ERISA), or (ii) any other benefit plan, program, contract or arrangement of any kind whatsoever (whether for the benefit of present, former, retired or future employees, officers, directors or consultants of the

Entity or the Group, or for the benefit of any other person or persons) including, without limitation, arrangements providing for contributions, benefits or payments in the event of a change of ownership or control in whole or in part of the Entity or the Group, or with respect to disability, relocation, child care, educational assistance, deferred compensation, pension, retirement, profit sharing, thrift, savings, stock ownership, stock bonus, restricted stock, health, dental, medical, life, hospitalization, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance or other contribution, benefit or payment of any kind, or (iii) any employment, consulting, service or other employment contract of any kind whatsoever (all such employee benefit plans and other benefit plans, programs, contracts or arrangements and such employment, consulting, service or other Contracts hereinafter individually and collectively called the "Employee Benefit Plan(s)"). No Entity and no member of the Group is or has at any time been obligated to contribute to any Employee Benefit Plan subject to Title IV of ERISA. No Entity and no member of the Group has completely or partially withdrawn from any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                      (b) In addition, except as set forth in Schedule 2.17 hereof, to the best knowledge of Sellers, (i) there have been no "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any of the Employee Benefit Plans; (ii) no Liability has been or is expected to be incurred by the Entity or any member of the Group under Title IV of ERISA with respect to any Employee Benefit Plan currently or formerly maintained by any of them; (iii) any and all amounts which the Entity or any member of the Group are required to pay as contributions or otherwise to, or with respect to the Employee Benefit Plans have been timely made; (iv) no Employee Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and neither Entity nor any member of the Group has provided, or is required to provide, security to any Employee Benefit Plan which is subject to Title IV of ERISA or otherwise; (v) the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under each Employee Benefit Plan which is subject to Title IV of ERISA or otherwise, does not exceed the current value of the assets of such Employee Benefit Plan allocable to such benefit liabilities; (vi) each of the Employee Benefit Plans has been operated and administered in accordance with all applicable Laws; (vii) each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has been determined by the IRS to be so qualified and continues to be so qualified; (viii) there are no pending, threatened or anticipated Claims involving any of the Employee Benefit Plans; (ix) the Entity and the Group have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA; (x) no notice of a "reportable event" within the meaning of Section 4043 of ERISA has been required to be filed with respect to any Employee Benefit Plan; (ix) neither the Entity nor any member of the Group is a party to, or participates in, or has any Liability or contingent Liability with respect to any multiemployer plan; (xii) neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will accelerate benefits or any payments under any Employee Benefit Plan; (xiii) neither the Entity nor any member of the Group has any commitment to create any additional Employee Benefit Plan, or to amend any Employee Benefit Plan so as to increase benefits thereunder; and (xiv) there is no liability of the Company and its Subsidiary under any pension plan which has been terminated.

                      (c) Schedule 2.17 identifies all Employee Benefit Plans covering current, former or retired employees, officers, directors and consultants of the Entity and the Group (the "Entity Plans"). A true and correct copy of each of the Entity Plans (and all amendments thereto, whether currently effective or to become effective at a later date) listed on
Schedule 2.17 and all contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements, administration and recordkeeping agreements) have been provided to Buyer. All Entity Plans have at all times been established and maintained in accordance with their terms. Each Entity Plan can be unilaterally terminated without penalty by the Company on no more than sixty (60) days' notice. In the case of any Entity Plan which is not in written form, an accurate description of such Entity Plan has been provided to Buyer. A true and correct copy of the most recent annual report, actuarial report, summary plan description, and IRS determination letter and/or ruling with respect to each such Entity Plan, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Entity Plan has been provided to Buyer, and there have been no material changes in the financial condition in the respective Entity Plans (or other information provided hereunder) from that stated in such annual report, actuarial reports and schedule of assets.

                  SECTION 2.18 Employee-Related Matters. (a) Schedule 2.18 contains a true and correct list of all directors, full-time employees and consultants of the Company and its Subsidiary as of the Closing Date, including any agreement relating thereto, and a description of the rate and nature of all compensation payable by the Company or such Subsidiary to each such person.
Schedule 2.18 also contains a description of all duties, existing severance, accrued vacation policies or retiree benefits of any current or former director, officer, employee or consultant (to the extent not included in Schedule 2.17). Except as set forth on such Schedule, the employment or consulting arrangement of all such persons is, subject to applicable laws involving the wrongful termination of employees, terminable at will.

                      (b) Except as set forth in Schedule 2.18, (i) the Company and the Subsidiary are not a party to any Contract with any labor organization or other representative of their employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of the Company or Sellers, threatened against the Company or the Subsidiary; (iii) the Company and the Subsidiary have not experienced any labor strike, slowdown, work stoppage or similar material labor controversy within the past three years; (iv) no representation question has been raised respecting any of the Company's or the Subsidiary's employees working within the past three years, nor, to the knowledge of the Company or Sellers, are there any campaigns being conducted to solicit authorization from the Company's employees or the Subsidiary's employees to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's employees or any of the Subsidiary's employees, is pending or, to the knowledge of the Company or Sellers, threatened against the Company or the Subsidiary; (vi) neither the Company nor the Subsidiary is a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, the Company and the Subsidiary have paid in full to all of their employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees; (viii) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Company or the Sellers threatened in any forum by or on behalf of any present or former employee, any applicant for employment in the Business or classes of the foregoing, alleging breach of any express or implied contract of employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship;
(ix) prior to the Closing Date, Seller has not or will not have effectuated (A) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting the site of employment of the Business or one or more facilities or operating units within any site of employment or facility of the Business, or (B) a "mass layoff" (as defined in the WARN Act) affecting the site of employment or facility of the Business; (x) The Company or its Subsidiary have not been affected by any transaction or engaged in layoffs or employment terminations in respect of the Business sufficient in number to trigger application of any state or local law comparable to the WARN Act; (xi) the Company has complied with all laws relating to employment or labor, including, without limitation, ERISA, the WARN Act, the American with Disabilities Act, the Family Medical Leave Act and federal, state and local laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of Taxes, except for instances of noncompliance that, individually or in the aggregate, would not have a material adverse effect on the conduct of the Business; and (xii) no provisions of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or its Subsidiary in respect of employment with Buyer or in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan, contract, policy or arrangement which may be established by Buyer. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans, contracts, policies or arrangements of Buyer.

                  SECTION 2.19 Insurance. Schedule 2.19 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies ("the Insurance Policies") covering the Assets, the Business, operations, employees, officers and directors of the Company and the Subsidiary and true and complete copies of all such Insurance Policies have been delivered to Buyer.
Schedule 2.19 also sets forth (a) with respect to each Insurance Policy the applicable deductible amounts and any material limitations to coverage and (b) any letter of credit relating to any such Insurance Policy and all inspections and reports delivered to the Company or the Subsidiary by any insurer with respect to such Insurance Policies, copies of which have been delivered to Buyer. Except as set forth in Schedule 2.19, there is no Claim by the Company or the Subsidiary pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. No premiums payable under all Insurance Policies are overdue and the Company and the Subsidiary are otherwise in compliance in all material respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The insurance in effect with respect to the Kingston Facility is in full force and effect and is in an amount of the full replacement value of the Kingston Facility, including the buildings and improvements thereon. Neither the Company nor Sellers know of any threatened termination of, premium increase with respect to, or uncompleted requirements under any Insurance Policy. No premiums, except for immaterial premiums (in each case less than $2,500) which become due after the Closing as a result of premium audits are or will be payable under Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date.

                  SECTION 2.20 Compliance with Laws. Neither the Company nor the Subsidiary is in violation in any material respect of any material order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any material law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its Assets or the Business.

                  SECTION 2.21 Permits. The Company and the Subsidiary have obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals of (collectively, "Permits") , and have made all required registrations and filings with, any Governmental Body that are material to the conduct of the Business. To the best knowledge of Sellers, all Permits material to the Business are listed on Schedule 2.21 and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company or Sellers, threatened to revoke or limit any Permit.

                  SECTION 2.22 Environmental Matters. (a) Except as disclosed in
Schedule 2.22, to Sellers' best knowledge, there has been, directly or indirectly, no use, manufacture, generation, refining, storage, transport, disposal or treatment of Hazardous Substances by or on behalf of the Company or the Subsidiary (or, to the knowledge of the Company or Sellers, any predecessor in interest), or any Release at, on or under any Real Property by or on behalf of the Company or the Subsidiary, or, to the knowledge of the Company or Sellers, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law; to the best of Sellers' knowledge, neither the Company, the Subsidiary nor Sellers has contaminated the soil, ground water or surface water of such Real Property, and to the knowledge of the Company or Sellers, none of the soil, ground water or surface water of such Real Property is or has been contaminated by any Release.

                      (b) Except as disclosed in Schedule 2.22, no portion of the Real Property has ever been used as a petroleum storage, refining or distribution facility or terminal, or a gasoline station by the Company, the Subsidiary, or any tenant or licensee of the Company, the Subsidiary or Sellers.

                      (c) To Sellers' best knowledge, as to the ownership or operation of the Assets or the Business, neither the Company, the Subsidiary nor Sellers have created, suffered or permitted, and have not received any written notice of (i) any alleged violation with respect to any Environmental Law; or
(ii) any prior, pending or threatened Regulatory Action or other Claim involving any such party or any present or former owner, lessee or operator of the Real Property.

                      (d) (i) Except as disclosed in Schedule 2.22, to Sellers' best knowledge, there are no incinerators, septic tanks, underground or aboveground tanks or cesspools, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipelines or pipes are in operation, closed or abandoned (the "Tanks") located, or to the knowledge of the Company or Sellers, which have been located, on, at or under the Real Property, (ii) all sewage from the Real Property is discharged into a public sanitary sewer system, and (iii) there has been no Release by or on behalf of the Company or the Subsidiary, or to the Company's or Sellers knowledge, by any other party, into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property in violation of Environmental Law. The Company has delivered to Buyer copies of all environmental reports and all other written materials held or controlled by or on behalf of the Company, the Subsidiary or Sellers regarding the environmental matters set forth in this
Section 2.22. Notwithstanding the foregoing, if the Real Property contains or contained any such Tanks, the Company and Sellers represent that, to the best of their knowledge, the Company and the Subsidiary are in compliance in all material respects with all registration and other requirements of Environmental Law (including U.S.C. Section 6991, "Regulation of Underground Storage Tanks") regulating the existence, usage and removal thereof.

                  SECTION 2.23 Finders; Fees. Except as set forth in Schedule
2.23 annexed hereto, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller, the Company or the Subsidiary who might be entitled to any fee or commission from any Seller, the Company or the Subsidiary upon consummation of the Contemplated Transactions.

                  SECTION 2.24 Depositaries; Powers of Attorney, etc. Schedule
2.24 sets forth (i) the name of each bank or similar entity in which the Company or the Subsidiary has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the name of each person holding a general or special power of attorney from the Company and the Subsidiary and a description of the terms thereof.

                  SECTION 2.25 Year 2000. The Company has corrected its recordkeeping and computer programming in order to satisfy any year 2000 issues.

                  SECTION 2.26 Disclosure. Neither this Agreement, the Exhibits and Schedules annexed hereto, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Buyer by or on behalf of the Company or any Seller pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Sellers and LLC's jointly and severally that:

                  SECTION 3.1 Authority Relative to This Agreement. Buyer has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which Buyer is or, at the Closing, will be a party have been duly and validly authorized and approved by the board of directors thereof and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation of the Contemplated Transactions to which it is or, at the Closing, will be a party. This Agreement has been and, at the Closing, the other Transaction Documents to which Buyer is a party will have been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes or will at the Closing constitute, as the case may be, the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

                  SECTION 3.2 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and the consummation of the Contemplated Transactions to which it is or, at the Closing, will be a party do not and will not (i) violate any provision of the certificate of incorporation or by-laws of Buyer; (ii) require Buyer to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth in Schedule 3.2 (the "Buyer Required Consents"); (iii) if Buyer Required Consents are obtained prior to the Closing, violate, conflict with or result in the breach or default under (after the giving of notice or the passage of time); or permit the termination of, any material Contract to which Buyer is a party or by which Buyer or its assets may be bound or subject; or (iv) if Buyer Required Consents are obtained prior to the Closing, violate any Law or Order of any Governmental Body against, or binding upon, Buyer or upon its assets or business.

                  SECTION 3.3 Corporate Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 3.4 Finders; Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer upon consummation of the Contemplated Transactions.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

                  SECTION 4.1 Filings and Authorizations. The Company and Sellers, on the one hand, and Buyer, on the other, as promptly as practicable, shall make, or cause to be made, all filings and submissions under such Laws as are applicable to them or to their respective Subsidiaries and Affiliates, as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which Buyer or Sellers, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law.

                  SECTION 4.2 Efforts to Consummate. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all the Company, Subsidiary and Sellers Required Consents and Buyer Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

                  SECTION 4.3 Notices of Certain Events. The Company and Sellers, on the one hand, and Buyer, on the other, shall promptly notify the other of:

                      (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

                      (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; and

                      (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a material violation or breach of any covenant of any party contained in this Agreement.

                  SECTION 4.4 Public Announcements. The Company and Sellers, on the one hand, and Buyer, on the other, will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of Buyer or Sellers as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

                  SECTION 4.5 Expenses. (a) Buyer and Sellers shall each pay 50% of the expenses (up to a maximum of $7,000) incurred in connection with the title insurance (in an amount not to exceed the fair market value of the Real Property) and surveys referred to in Section 5.3(f). Except as otherwise specifically provided in this Agreement, Buyer and Sellers shall bear their respective expenses, and Sellers will bear the expenses of the Company, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transaction, including, without limitation, all fees and expenses of their respective Representatives.

                      (b) Any expenses as set forth in Schedule 4.5 as annexed hereto of the Company or the Sellers relating to the Contemplated Transactions paid by the Company in the ordinary course of its Business, shall be accounted for by the Sellers and unless the Company is reimbursed by Sellers prior to or at the Closing deducted from the Purchase Price as adjusted at the Closing, and such expenses shall include bonuses paid to employees of the Company in relation to the Contemplated Transactions.

                      (c) All excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges and fees, including, without limitation, any real estate transfer taxes relating to the Kingston Facility, any fees required to record the warranty deed for the Kingston Facility, any personal property transfer taxes relating to the Assets of the Business incurred in connection with this Agreement and the Contemplated Transactions and customarily borne by the sellers of real property shall be borne by Sellers. Buyer will cooperate with Sellers and the LLC's in providing any appropriate resale exemption certificates and other appropriate tax documentation.

                  SECTION 4.6 Tax Matters. (a) Unless otherwise required by the relevant Tax Authority or by applicable Laws, Sellers and Buyer agree to cause the Company and the Subsidiary (i) to file all Tax Returns on the basis that the taxable period that includes the Closing Date ends at the close of business on the Closing Date and (ii) to elect to file Tax Returns on that basis where such an election is available.

                      (b) All real estate taxes allocable to the Real Property owned by Sykes- Ulster LLC and transferred to the Buyer pursuant to this Agreement shall be apportioned as of the Closing Date and, at the Closing, Buyer or Sellers shall reimburse each other, as appropriate, for amounts payable pursuant to this sentence.

                      (c) Refunds or credits of Taxes that were paid by the Company or the Subsidiary with respect to any periods shall be for the account of the Company.

                      (d) Sellers, the Company, the Subsidiary and Buyer shall reasonably cooperate, and shall cause their respective Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax Audits and Tax Deficiencies with respect to all taxable periods. Buyer recognizes that Sellers and their Affiliates will need reasonable access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company and the Subsidiary and to the employees of the Company and Subsidiary that pertain to events occurring prior to the Closing Date. Buyer therefore agrees to cause the Company and the Subsidiary to allow Sellers and their Representatives, at times and dates reasonably acceptable to the Company, to inspect, review and make copies of such records as Sellers deem necessary or appropriate, provided such activities are conducted during normal business hours on reasonable advance notice and the Buyer will maintain all such records for a period of six years after the Closing Date.

                  SECTION 4.7 Certain Renewals. With respect to each Permit which may expire prior to the Closing Date or within sixty days thereafter, the Company shall prior to the Closing Date (i) timely file with the appropriate Governmental Bodies applications for renewal of each such Permit (the "Applications"), (ii) deliver to Buyer true and complete copies of such Applications, (iii) diligently prosecute such Applications to conclusion, and
(iv) cooperate fully with all Governmental Bodies in the processing of such Applications.

                  SECTION 4.8 Covenant Not-to-Compete. During the period commencing as of the Closing and ending five years thereafter (the "Term"):

                      (a) In order to preserve the Business and goodwill of the Company, the Sellers will not, directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, consultant, representative, agent or otherwise become or be interested in, or associate with or render assistance to, any person engaged in the ownership, operation and/or management of a business which is engaged in the Business of the Company as conducted on the day prior to the Closing Date and in the territory where the Business of the Company and the Subsidiary is conducted. The foregoing provisions shall not, however, prohibit the ownership by the Sellers of not more than two percent (2%) of any class of outstanding equity securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market which engages in such Business.

                      (b) The Sellers agree that they will not, directly or indirectly, during the Term, for their own benefit or for the benefit of any other person interfere with the relationship between Buyer or any Affiliate and any of such persons and any representative, agent or consultant of any Affiliate of the Company, Subsidiary or the Buyer.

                      (c) After the Closing, Sellers will not, and will use their best efforts to cause Sellers' Representatives not to, directly or indirectly, use, disclose or make available to anyone (other than Buyer) any confidential information concerning the ownership and/or operation of the Business (the "Confidential Information") except as required by law, this Agreement or in connection with the defense of a claim for indemnity pursuant to this Agreement. The Confidential Information includes, without limitation, the business practices, financial information, customer and prospective customers names, leads and account information, suppliers and prospective suppliers names, leads and account information, marketing plans, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices), employee names, compensation and benefit information of Sellers pertaining to the Business.

                      (d) The parties agree that a violation of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to Buyer, and Buyer shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining Sellers and/or Sellers' Representatives from doing or continuing to do any such act or any other violations or threatened violations of this Section 4.8.

                      (e) If one or more of the provisions contained in this
Section 4.8 (or any portion of any such provision) shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section (or any portion of any such provision), but this Section shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had not been contained in this Agreement. If, for any reason, any of the restrictions or covenants contained in this Section 4.8 is finally held by a court of competent jurisdiction to cover a geographic area or to be for a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be determined to be null, void or of no effect, but to the extent it is or would be valid or enforceable under applicable Law, it shall be construed and interpreted to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this Section) as shall be valid and enforceable under such applicable Law.

                  SECTION 4.9 Return of Products of Company. The amount of any claim in excess of $10,000 for products sold or shipped by the Company or the Subsidiary prior to the Closing Date and returned by the customer within ninety
(90) days after the Closing Date for any reason including claims for product liability by the customer or third persons will become an obligation and liability of Sellers to Buyer under Article VI hereof. The Buyer will be reimbursed for the invoice price of any such returned products less 50% thereof representing the resin cost and less any adjustments that the Buyer can make with the customer. The Buyer will use its best efforts to mitigate and reduce any costs resulting from any customer return of products.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

                  SECTION 5.1 Conditions to the Obligations of the Parties. The obligations of Sellers and Buyer to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

                      (a) No Injunction, etc. No provision of any applicable Law and no Order, suit, claim, action, proceeding or investigation shall prohibit the consummation of the Contemplated Transactions.

                  SECTION 5.2 Conditions to the Obligations of Sellers. The obligations of Sellers and the Company hereunder to consummate the Contemplated Transactions are subject, at the option of Sellers, to the fulfillment prior to or at the Closing of each of the following further conditions:

                      (a) Performance. Buyer shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                      (b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

                      (c) Purchase Price.

                              (i) Buyer shall have paid the Purchase Price as
adjusted;

                              (ii) Buyer will deliver to Sellers any releases
of the guarantees (including any personal guarantees) of the Sykes listed on
Schedule 5.2(c)(ii) or shall have delivered to Sellers Buyer's indemnification of the Sykes with respect to such guarantees in accordance with and subject to the provisions of Section 1.2(b)(ii) and Schedule 1.2(b)(ii)A annexed hereto of this Agreement.

                      (d) Buyer Required Consents. All Buyer Required Consents shall have been obtained.

                      (e) Documentation. There shall have been delivered to Sellers the following:

                              (i) A certificate, dated as of the Closing Date,
signed by the President or Chief Financial Officer of Buyer confirming the matters set forth in Section 5.2(a) and (b) hereof.

                              (ii) A certificate, dated as of the Closing Date,
of the Secretary or Assistant Secretary of Buyer certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its certificate of incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its by-laws as of the date thereof;

(C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by Buyer pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

                              (iii) Evidence of the good standing and corporate
existence of Buyer.

                              (iv) A signed opinion of Buyer's counsel, dated
the Closing Date and addressed to Sellers, in a form reasonably acceptable to Sellers.

                              (v)  Copies of all Buyer Required Consents.

                  SECTION 5.3 Conditions to the Obligations of Buyer. All obligations of Buyer to consummate the Contemplated Transactions hereunder are subject, at the option of Buyer, to the fulfillment prior to or at the Closing of each of the following further conditions:

                      (a) Performance. Each of the Company and Sellers shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                      (b) Representations and Warranties. The representations and warranties of each of the Company and each Seller contained in this Agreement and in any certificate or other writing delivered by the Company or such Seller pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

                      (c) Environmental Matters. Buyer shall have received an environmental report from an environmental consultant which does not report any material inaccuracies with the representations and warranties in Article II with respect to environmental matters.

                      (d) Sellers Required Consents. All Sellers Required Consents shall have been obtained.

                      (e) Liens. All Liens on the Assets and Real Property (other than Permitted Liens) shall have been released and discharged in form and substance acceptable to Buyer.

                      (f) Survey and Title Insurance. Buyer shall have procured
(i) title insurance with respect to the Kingston Facility (including easements, rights-of-way, conditions and restrictions of record) and the Ardmore Facility, which insurance shall be subject only to Permitted Liens and such exceptions as are customary on the ALTA standard title insurance form or which are specifically agreed to by Buyer, from a title insurance company reasonably satisfactory to Sellers in an amount reasonably satisfactory to Buyer; (ii) a recent survey, by a licensed surveyor selected by Buyer, of the Kingston Facility and Ardmore Facility, showing the boundaries, monuments, easements and rights-of-way of record, improvements and encroachments, if any, and otherwise complying with ALTA-ASCM Land Title Survey requirements; and (iii) a bargain and sale deed for the Kingston Facility insured by such title insurance. Sellers shall have delivered to such title insurance company all agreements, instruments and documents reasonably required by it to issue the title insurance referred to above.

                      (g) Claims. There shall exist no fact, event or circumstance on the Closing Date known to the Company or Sellers that could give rise to any Claim (other than Claims the substance of which is disclosed on a Schedule to this Agreement) that, if pending or threatened on the Closing Date, could individually or in the aggregate, together with all other Claims existing or threatened on such date, reasonably be expected to have a material adverse effect on the Condition of the Business.

                      (h) No Proceeding or Litigation. No Claim instituted by any person (other than Buyer or its Affiliates), shall have been commenced or be pending against Sellers or any of their Affiliates, officers or directors, which Claim (i) seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of the Contemplated Transactions and (ii) could, in the reasonable opinion of the Buyer, (x) result in a material adverse effect in the Condition of the Business or (y) delay or otherwise affect, in a manner adverse to Buyer, the Contemplated Transactions.

                      (i) Net Worth. Except as hereinafter provided, the net worth of the Company as at the Closing Date shall not be less than $2,257,000 as based upon the Interim Statement and as certified by the Chairman, President or Chief Financial Officer of the Company including a representation that there has not been any material adverse change in the financial condition of the Company since the date of the Interim Statement. The net worth requirement will be reduced by the amount of (A) the net book value of any excluded assets set forth in Schedule 1.2(d) annexed hereto, (B) the write-off of the deferred financing costs, and (C) any prepayment penalties.

                      (j) Management Arrangements. The Buyer will have concluded to its satisfaction arrangements relating to the ongoing participation of the management of the Company in the Business subsequent to the Closing Date.

                      (k) Due Diligence. The Buyer will have acknowledged that it has concluded its examination of the legal, business, financial and environmental condition of the Real Property and of the Business of the Company.

                      (l) Documentation. There shall have been delivered to Buyer the following:

                              (i)     A certificate dated the Closing Date, of
the Company and each Seller, confirming the matters set forth in Sections 5.3(a) and (b).

                               (ii) A certificate, dated the Closing Date, of
the Secretary or Assistant Secretary of the Company certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the certificate of incorporation and by-laws (or comparable instruments) of the Company and the Subsidiary and all amendments, if any, thereto as of the date thereof; (B) is a true copy of all corporate actions taken by the board of directors of the Company and the Sellers authorizing the execution, delivery and performance of this Agreement, and the Contemplated Transactions; and (C) are the names of the directors and officers of the Company and each of the Subsidiaries.

                              (iii) Evidence of the good standing and
corporate existence of the Company and the Subsidiary.

                              (iv) A signed opinion of the Company's and
Sellers' counsel, dated the Closing Date, addressed to Buyer, in a form reasonably acceptable to Buyer.

                              (v) Copies of all Sellers Required Consents and
material Permits.

                              (vi) Possession and control of the Assets of the
Company and the Subsidiary (including all corporate books, seals, bank accounts, records and documents).

                              (vii) The resignations, dated on or before the
Closing Date, of each director and officer of the Company and the Subsidiary except any employee (other than an officer or director of the Company) who shall continue in the employ of the Company after the Closing Date.

                              (viii) A bargain and sale deed for the Kingston
Facility.

                              (ix) Such other instruments of assignment or
conveyance as Buyer may reasonably request as necessary or appropriate to effectuate the Contemplated Transactions.

                      (m) All leases between the Company and the owners of the Real Property including the Waldwick facilities and all employment agreements between the Company and any of its officers, directors, employees or representatives will have been terminated as of the Closing.

                      (n) A power of attorney given to Suzanne K. Sykes.


                                   ARTICLE VI

                                 INDEMNIFICATION

                  SECTION 6.1 Survival of Representations and Warranties. (a) Notwithstanding any right of Buyer fully to investigate the affairs of the Company and the Subsidiary and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Company and the Sykes contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of the Company and the Sykes contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement (other than the representations and warranties in Section 2.2 and 2.16 which shall terminate and expire upon expiration of the applicable statute of limitations) shall terminate and expire 18 months after the Closing Date; provided, however, that the liability of Sellers shall not terminate as to any specific claim or claims of the type referred to in Section 6.2 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Sellers have been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this Section 6.1(a).

                      (b) All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. All representations and warranties of Buyer shall terminate and expire 18 months after the Closing Date; provided, however, that the liability of Buyer shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Buyer has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b).

                  SECTION 6.2 Obligation of the Sykes to Indemnify. The Sykes, jointly and severally, agrees to indemnify, defend and hold harmless Buyer (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by Buyer, the Company, the Subsidiary or any of the foregoing persons in any action or proceeding between Buyer, Company, Subsidiary and the Sellers or between the Buyer, Company, Subsidiary and any third party or otherwise arising out of (i) any breach of the representations and warranties of the Company or Sellers contained in this Agreement or in the Schedules or any Transaction Document; or (ii) any breach of the covenants and agreements of the Company or Sellers contained in this Agreement or in the Schedules or any Transaction Document. Notwithstanding the foregoing, the Buyer shall not be entitled to any recovery for any loss of profits or consequential damages.

                  SECTION 6.3 Obligation of Buyer to Indemnify. Buyer agrees to indemnify, defend and hold harmless the Sellers and LLC's (and any legal representative, Affiliate or successors and assigns of any thereof) from and against any Losses suffered or incurred by the Sellers and LLC's arising out of
(a) any breach of the representations and warranties of Buyer, (b) of the covenants and agreements of Buyer contained in this Agreement or in the Schedules or any Transaction Document or (c) any actions of the Company or Subsidiary after the Closing. Notwithstanding the foregoing, the Sellers and the LLC's shall not be entitled to any recovery for any loss of profits or consequential damages.

                  SECTION 6.4 Notice and Opportunity to Defend Third Party Claims. (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 6.2 or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                      (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded upon written advice of counsel that (x) there is a legal conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability and make available on a reasonable basis such books and records and personnel as may be necessary. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor. At any time an Asserted Liability shall be pending, the Indemnifying Party and Indemnitee will consult with each other with respect thereto no less frequently than monthly.

                  SECTION 6.5 Limits on Indemnification. (a) Except as hereinafter provided no claim may be made against the Indemnifying Party for indemnification pursuant to Section 6.2 or 6.3, as the case may be, unless and only to the extent the aggregate of all Losses of the Indemnitee with respect to such Sections shall exceed $60,000 with a single minimum item of $3,000. In no event shall the Indemnifying Party's liability under Section 6.2 or 6.3, as the case may be, exceed $1,200,000. There is no minimum or maximum with respect to a violation of Section 1.2(b)(ii) or any separate indemnification or guarantee given with respect thereto.

                      (b) Notwithstanding any other provision hereunder, in the event Buyer shall allege a violation of any representation contained in Section 2.22, it shall take no remedial action until it has offered Seller the opportunity to investigate and, if necessary, correct or remediate the alleged condition. Sellers, at their expense, may retain such experts, attorneys and consultants as it deems appropriate. In the event Sellers elect to control the remediation, any remediation shall be done in a manner determined by Sellers and to standards approved by Sellers; provided (i) such remediation shall cause the affected property to comply with applicable Environmental Laws and (ii) Sellers shall cooperate with Buyer to limit or minimize interference with Purchaser's operations or use of the facility. In no event shall Sellers' costs or obligation arising due to a breach of a representation contained in Section 2.22 exceed $1,000,000.

                      (c) Nothing herein shall limit the right of the indemnifying party to make claims against third parties, including but not limited to claims related to warranties. The Buyer, the Company and the Subsidiary shall make available all rights available to the indemnifying party against third parties, including assignments thereof.

                      (d) As used in this Agreement, "Losses" shall be determined after giving effect to the receipt by the Indemnitee of any insurance proceeds relating to such Loss and any other recovery from any third party and any tax benefit to the Indemnitee.

                  SECTION 6.6 Adjustment. It is the intent of the parties that any amounts paid under Sections 6.2 or 6.3 shall represent an adjustment of the Purchase Price and the parties will report such payments consistent with such intent. Nevertheless, if any payment pursuant to Section 6.2 or 6.3 hereof would be treated by any Tax Authority as other than a Purchase Price adjustment and would, on that basis, be includable in the gross income of the Indemnitee that is reported to such Tax Authority, then such payment shall be increased by the amount necessary so that the Indemnitee is fully and completely indemnified on an after-Tax basis.

                  SECTION 6.7 Exclusive Remedy. Except as otherwise explicitly provided in this Agreement, the parties agree that the indemnification provisions of this Article VI shall constitute the parties' sole and exclusive remedies in respect of this Agreement and the Contemplated Transactions (other than Claims in the nature of fraud).


                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1 Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                                    (i)     If to Buyer, one copy to:

                                            PVC Container Corporation
                                            401 Industrial Way West
                                            Eatontown, New Jersey 07724
                                            Telecopier:  (732) 542-7706
                                            Attn: Phillip L. Friedman, President

                                            with a copy to:

                                            Baer Marks & Upham LLP
                                            805 Third Avenue
                                            New York, New York  10022
                                            Telecopier:  (212) 702-5810
                                            Attn:  Herbert S. Meeker, Esq.

                                    (ii) If to the Company, one copy to:

                                            Marpac Industries, Inc.
                                            77 Kukuk Lane
                                            Kingston, New York  12401
                                            Telecopier:  (917) 336-5006
                                            Attn: Phillip L. Friedman, Chairman

                                            with a copy to:

                                            Schneck Weltman & Hashmall LLP
                                            1285 Avenue of the Americas
                                            New York, New York 10019
                                            Telecopier: (212) 965-3252
                                            Attn: Arthur M. Schneck, Esq.

                                            and

                                            Baer Marks & Upham LLP
                                            805 Third Avenue
                                            New York, New York  10022
                                            Telecopier:  (212) 702-5810
                                            Attn:  Herbert S. Meeker, Esq.

                                    (iii)If to Sellers, one copy to:

                                            Donald J. Sykes
                                            Suzanne K. Sykes
                                            Kathryn F. Sykes
                                            Jeffrey B. Sykes
                                            Brooks Read, Trustee, and
                                            Sykes Family Investments, LP


                                            164 Franklin Turnpike
                                            Waldwick, New Jersey 07463
                                            Telecopier: (201) 670-1654
                                            Attn: Suzanne K. Sykes

                                            with a copy to:

                                            Schneck Weltman & Hashmall LLP
                                            1285 Avenue of the Americas
                                            New York, New York 10019
                                            Telecopier: (212) 965-3252
                                            Attn: Arthur M. Schneck, Esq.

                      (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1(a) (with confirmation of transmission); or (ii) if given by any other means, when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                  SECTION 7.2 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto. The parties hereto do not make any representations or warranties, except as expressly set forth herein.

                  SECTION 7.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Sellers, the Company and Buyer. The provisions hereof may be waived in writing by the party to be charged therewith. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. Any suits, proceedings and other actions relating to, arising out of or in connection with this Agreement shall be submitted to the in personam jurisdiction of the United States District Court for the Southern District of New York and the Courts of the State of New York for all such suits, proceedings and other actions. The parties hereby waive any claims against or objection to in personam jurisdiction and venue in such courts.

                  SECTION 7.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

                  SECTION 7.5 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may be assigned (including by operation of Law) by any party hereto without the express written consent of the other provided that any such assignment shall not release the assigning party from any of its, hers or his obligations under this Agreement. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

                  SECTION 7.6 Exhibits. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                  SECTION 7.7 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

                  SECTION 7.8 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  SECTION 7.9 Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

                  SECTION 7.10 Further Assurances. At any time and from time to time after the Closing Date, upon the request of Buyer, Sellers will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement. Sellers and Buyer will each, respectively, bear their or its own costs and expenses incurred in compliance with the first sentence of this Section 8.10. In addition, at the cost of Buyer, Sellers will, at any time and from time to time after the Closing Date, cooperate with Buyer in obtaining all financial information regarding the Company and its Subsidiaries for periods prior to the Closing Date required to be filed or made publicly available by Buyer under the federal securities laws.

                  SECTION 7.11 Confidentiality. The Buyer and the Sellers are parties to a confidentiality letter-agreement dated April 21, 1998 between Kirtland Capital Partners acting as agent for Buyer and Ernst & Young LLP acting as agent for the Company (the "Confidentiality Agreement"). It is agreed that the provisions of such Confidentiality Agreement shall apply with respect to the parties to this Agreement who will abide by the transactions contemplated in the Confidentiality Agreement. It is further agreed that such Confidentiality Agreement shall be governed by the laws of the State of New York and that any action to enforce its terms may be brought and litigated in the courts of the State of New York or the United States District Court for the Southern District of New York. Except as specifically modified herein, the Confidentiality Agreement shall remain in full force and effect.


                                  ARTICLE VIII

                                   DEFINITIONS

                  SECTION 8.1 Definitions. (a) The following terms, as used herein, have the following meanings:

                  "Acquisition Proposal" shall mean any proposal involving, directly or indirectly, (i) the acquisition of, or merger or other business combination involving the Company or the

Subsidiary, (ii) the sale or other transfer of any capital stock of the Company or the Subsidiary, (iii) the sale, lease, transfer or management of the Business, (iv) the sale or other transfer of any Assets (except in the ordinary course) and (v) any other transaction inconsistent with the Contemplated Transaction or which would render any of them impossible or impracticable to consummate.

                  "Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

                  "Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

                  "Assets" shall mean properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

                  The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

                  "Business" shall mean the ownership and operation of the Assets comprising the business operations of the Company, the Subsidiary and the Kingston Facility.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Condition of Business" shall mean the financial condition, prospects or the results of operations of the Business, the Assets of the Company and its Subsidiary, taken as a whole.

                  "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

                  The term "control", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Environmental Laws" shall mean any and all Laws (including common law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" shall mean any Liabilities, obligations, responsibilities, obligations to conduct remedial actions, losses, damages, punitive damages, consequential damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies), fines, penalties, and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present, or future, resulting from any claim or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, common law, criminal or civil statute, including any Environmental Law, arising from environmental, health or safety conditions of the Company or the manufacture, refining, storage, disposal or treatment of Hazardous Substances by or on behalf of the Company (or any predecessor in interest), in each case, on or prior to the Closing Date.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

                  "Hazardous Substances" shall mean any dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Regulatory Actions or Claims.

                  "Inventory" shall mean, as of any date, collectively, all inventories of raw materials, work-in-process and finished good inventories relating to the conduct of the Business and products as such exist on the Closing Date, and as set forth in a list of the Inventory as of the Closing Date by the categories of raw materials, work in progress and finished goods and all other Inventory annexed hereto as Schedule 2.10 owned by the Company and its Subsidiary as of such date.

                  "IRS" shall mean the Internal Revenue Service.

                  The term "knowledge" with respect to (a) any individual shall mean actual knowledge and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation; and "knows" has a correlative meaning.

                  "Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

                  "Lien" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

                  "Litigation Claims" shall mean any and all Claims against the Company, the Subsidiary, any of their respective Assets or the Business, whether asserted prior to or after the Closing Date, arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date (other than Claims arising out of trade or other payables existing on the Closing Date incurred in the ordinary course of the Business).

                  "1933 Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  The term "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                  "Receivables" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of the Company and the Subsidiary arising in the ordinary course of the Business.

                  "Regulatory Actions" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, the listing of the Real Property on any list of contaminated or potentially contaminated sites or potential or verified Hazardous Waste sites under any Environmental Law, or any civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

                  "Release" shall mean the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.

                  "Reportable Event" shall mean any of the events described in Sections 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

                  "Subsidiary" of the Company shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by the Company.

                  "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, in either case, with respect to the Company, the Subsidiary, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company or the Subsidiary being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of the Company, or the Subsidiary for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

                  "Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

                  "Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

                      (b) The following terms are defined in the following sections of this Agreement:

         Term                                     Section

         Annual Statements                        2.7(a)
         Asserted Liability                       6.4(a)
         Buyer                                    Recital
         Buyer Filings                            4.13
         Buyer Reports                            3.5
         Buyer Required Consents                  3.2
         Claims                                   2.15
         Claims Notice                            6.4(a)
         Closing                                  1.3
         Closing Date                             1.3
         Closing Payments                         1.2(d)
         Common Stock                             Recital
         Company                                  Recital
         Company Debt                             1.2(b)(ii)
         Confidential Information                 4.12(c)
         Contemplated Transactions                2.3
         Employee Benefit Plan                    2.17(a)
         Entity                                   2.17(a)
         Entity Plans                             2.17(c)
         ERISA Affiliate                          2.17(a)
         ERISA Plan                               2.17(a)
         Escrow Agent                             1.2(c)
         Escrow Funds                             1.2(c)

         Governmental Bodies                     2.20
         Indemnification Funds                   1.2(c)
         Indemnifying Party                      6.4(a)
         Indemnitee                              6.4(a)
         Insurance Policies                      2.19
         Intellectual Property Rights            2.14
         Interim Statements                      2.7(a)
         E&Y                                     2.7(a)
         Latest Balance Sheet                    2.8
         Latest Balance Sheet Date               2.8
         Laws                                    2.20
         Losses                                  6.2
         Net Proceeds                            1.2(b)(iii)
         Orders                                  2.20
         Period                                  5.2(d)
         Permits                                 2.21
         Permitted Liens                         2.12(a)
         Real Property                           2.12(a)
         Representatives                         4.2
         Securities Act                          1.2(e)
         Sellers                                 Recital
         Sellers Required Consents               2.4
         Shares                                  Recital
         Straddle Period                         4.10(b)
         Tanks                                   2.22(d)
         Tax Audit                               2.16(a)
         Tax Deficiency                          2.16(a)

         SECTION 8.2 Interpretation. Unless the context otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date set forth above.


                                          PVC CONTAINER CORPORATION


                                          By:
                                             -----------------------------------
                                             Phillip L. Friedman
                                             President


                                          MARPAC INDUSTRIES, INC.


                                          By:
                                             -----------------------------------
                                             Donald J. Sykes
                                             Chairman

                                             -----------------------------------
                                             (Donald J. Sykes)


                                             -----------------------------------
                                             (Suzanne K. Sykes)



SYKES KNY-LLC                                KATHRYN F. SYKES, JEFFREY J. SYKES,
                                             BROOKS READ, TRUSTEE and
By                                           FAMILY INVESTMENTS LP

  ----------------------------------
   Suzanne K. Sykes,Member


SYKES-ULSTER-LLC

By:                                       By:
  ----------------------------------         -----------------------------------
   Suzanne K. Sykes, Member                   Suzanne K. Sykes, Attorney-In-Fact

The above-named LLC's are executing this Agreement to acknowledge this agreement and approve of the sale of the Kingston Facility for the consideration allocated pursuant to Schedule 1.2(b)(iv) of this Agreement.

                                    EXHIBIT A


                                          Total No.                Consideration
Name of Seller                            of Shares                 for Shares

Suzanne K. Sykes                          1,837

Donald J. Sykes                             263

Sykes Family Investments,LP               2,700

Brooks Read, Trustee, f/b/o                 542
Kathryn F. Sykes u/t/d/
December 28, 1978

Brooks Read, Trustee, f/b/o                 542
Jeffrey J. Sykes u/t/d
December 28, 1978

Kathryn F. Sykes                             58

Jeffrey J. Sykes                             58

                                    EXHIBIT B

                        Description of Kingston Facility

                                    EXHIBIT C

                                Escrow Agreement

                               SCHEDULE 1.2(b)(ii)

                                  Company Debt

                             SCHEDULE 1.2(b)(ii)(A)

                        Guarantee and Indemnity Agreement

                               SCHEDULE 1.2(b)(iv)

                        Allocation of the Purchase Price

                                 SCHEDULE 1.2(d)


                                 Excluded Assets


            Description                                       Net Book Value

                                  SCHEDULE 2.1

                                  Capital Stock

                                  SCHEDULE 2.4

                            Sellers Required Consents

                                  SCHEDULE 2.5

                                   Subsidiary

                                 SCHEDULE 2.5(b)

                     Lien on Capital Stock of the Subsidiary

                                  SCHEDULE 2.8


                                   Liabilities

                                  SCHEDULE 2.9

                                   Receivables

                                  SCHEDULE 2.10

                             Inventories by Category

                                  SCHEDULE 2.11

           Absence of Certain Changes and Payments of any Liabilities
                            before or after it is due

                                SCHEDULE 2.12(a)

                                 Permitted Liens

                                SCHEDULE 2.12 (b)

                    Equipment and Tangible Personal Property

                                  SCHEDULE 2.13

                   Contracts of the Company and the Subsidiary

                                  SCHEDULE 2.14

                          Intellectual Property Rights

                                  SCHEDULE 2.15

                             Claims and Proceedings

                                  SCHEDULE 2.16

                                      Taxes

                                  SCHEDULE 2.17

                             Employee Benefit Plans

                                  SCHEDULE 2.18

                            Employee Related Matters

                                  SCHEDULE 2.19

                                    Insurance

                                  SCHEDULE 2.22

                              Environmental Matters

                                  SCHEDULE 2.23

                                  Finders; Fees

                                  SCHEDULE 2.24

                     Depositaries, Powers of Attorney, etc.

                                  SCHEDULE 3.2

                            Buyer's Required Consents


                                    - None -

                                  SCHEDULE 4.5

              Expenses Paid By The Company on Behalf of the Sellers

                               SCHEDULE 5.2(c)(ii)

                             Guarantees of the Sykes